Exhibit 99.1

New Agilent Cyclical Operating Model Market Cycle Growth Trough 0% Cycle Avg. 6% Peak >10% Gross Margin 52% 54% 57% Operating Margin 9% 14% 20% R&D 14% 12% 11% SG&A 29% 28% 26% ROIC 13% 21% 35%